Exhibit 10.9.21

EXECUTION

AMENDMENT NO. 2

TO MASTER REPURCHASE AGREEMENT

Amendment No. 2 to Master Repurchase Agreement, dated as of December 30, 2015 (this “Amendment”), by and between Bank of America, N.A. (“Buyer”) and United Shore Financial Services, LLC (“Seller”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of December 31, 2014 (as amended from time to time, the “Existing Master Repurchase Agreement”; and as amended by this Amendment, the “Master Repurchase Agreement”).

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1.     Servicing. Section 6.2 of the Existing Master Repurchase Agreement is hereby amended by:

1.1 deleting the reference to 6.2(m) in clause (d) and replacing it with 6.2(n).

1.2 deleting the reference to 6.2(f) in clause (e)(ii) and replacing it with 6.2(g).

SECTION 2.     Financial Statements and Other Reports. Section 9.1 of the Existing Master Repurchase Agreement is hereby amended by deleting clause (b) in its entirety and replacing it with the following:

(b)

Annual Statements. Within ninety (90) days following the end of Seller’s fiscal year, Seller shall deliver to Buyer audited financial statements of Seller, including statements of income and changes in shareholders’ equity (or its equivalent) for such fiscal year and the related balance sheet as at the end of such fiscal year, all in reasonable detail and accompanied by an unqualified opinion of a certified public accounting firm reasonably satisfactory to Buyer including a management representation letter, as permitted, signed by the chief financial officer of Seller stating that the financial statements fairly present the financial condition and results of operations of Seller as of the end of, and for, such year.

[1]

Certain portions of this exhibit have been redacted in accordance with Item 601(b)(10) of Regulation S-K. This information is not material and would likely cause competitive harm to the registrant if publicly disclosed. “[***]” indicates that information has been redacted.

SECTION 3.     Events of Default. Section 11.1 of the Existing Master Repurchase Agreement is hereby amended by (i) deleting the “or” at the end of clause (w), (ii) deleting the “.” at the end of clause (x) and replacing it with “; or” and (iii) adding the following:

(y)

Seller’s audited financial statements or notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller as a “going concern” or reference of similar import.

SECTION 4.     Notice Information. Section 14.11 of the Existing Master Repurchase Agreement is hereby amended by deleting the address for notices to Buyer in clause (a) in its entirety and replacing it with the following:

If to Buyer:	Bank of America, N.A. [***]
Mail Code: [***]
[***]
Attention: [***], Managing Director
Telephone: [***]
Facsimile: [***]
Email: [***]

With copies to:

Bank of America, N.A. [***]
Mail Code: [***]
[***]
Attention: [***], Director, Mortgage Finance
Telephone: [***]
Facsimile: [***]
Email: [***]

Bank of America, N.A.
[***]
Mail Code: [***]
[***]
Attention: [***], Assistant General Counsel
Telephone: [***]
Facsimile: [***]
Email: [***]

SECTION 5.    Definitions. Exhibit A to the Existing Master Repurchase Agreement is hereby amended by:

5.1 deleting the definitions of “Agency Documents”, “Agency Eligible Mortgage Loan”, “Asset Value”, “Jumbo Mortgage Loan”, “Market Value”, “Mortgage”, “Mortgage Loan”, “Mortgaged Property” and “Permitted Non-Qualified Mortgage Loan” in their entirety and replacing them with the following, respectively:

Agency Documents: The documents set forth on Exhibit 16 to the Custodial Agreement and all additional documents as may be required, supplemented or modified from time to time by the applicable Agency.

Agency Eligible Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan or a Cooperative Loan that is originated in Strict Compliance with the Agency Guides and the eligibility requirements specified for the applicable Agency Program, and is eligible for sale to or securitization by such Agency.

Asset Value: With respect to each Purchased Asset and any date of determination, an amount equal to the following, as applicable, as the same may be reduced in accordance with Section 4.3, and, in the case of each Purchased Mortgage Loan, as shall include the related Servicing Rights:

(a)     if the Purchased Asset has Standard Status, the product of the related Type Purchase Price Percentage and the least of: (i) the Market Value of such Purchased Asset; (ii) the unpaid principal balance of such Purchased Asset; (iii) the purchase price paid by Seller for such Purchased Asset if it is a Mortgage Loan; and (iv) the Takeout Price committed by the related Approved Investor, as evidenced by the related Purchase Commitment, if applicable;

(b)    if the Purchased Asset is a Noncompliant Asset, the product of the related Type Purchase Price Percentage for a Noncompliant Asset and the least of: (i) the Market Value of such Purchased Asset; (ii) the unpaid principal balance of such Purchased Asset; (iii) the purchase price paid by Seller for such Purchased Asset if it is a Mortgage Loan; and (iv) the Takeout Price committed by the related Approved Investor, as evidenced by the related Purchase Commitment, if applicable; or

(c)     if the Purchased Asset is a Defective Asset, zero.

Jumbo Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan or Cooperative Loan (i) with respect to which Seller has obtained a Purchase Commitment on or prior to the related Purchase Date, (ii) for which the original loan amount is greater than the conforming limit in the jurisdiction where the related Mortgaged Property is located, and (iii) meets the transaction requirements set forth on Schedule 1, to the Transactions Terms Letter.

Market Value: With respect to an Asset, the fair market value of the Asset as determined by Buyer in its sole good faith discretion without regard to any market value assigned to such Asset by Seller. Buyer’s determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of Buyer. At no time and in no event will the Market Value of a Purchased Asset be greater than the Market Value of such Purchased Asset on the Purchase Date. Any Mortgage Loan that is not an Eligible Asset shall have a Market Value of zero.

Mortgage: A first-lien or second-lien mortgage, deed of trust, security deed or similar instrument on either (i) with respect to a Mortgage Loan other than a Cooperative Loan, improved real property or (ii) with respect to a Cooperative Loan, the Proprietary Lease and related Cooperative Shares.

Mortgage Loan: Any mortgage loan of a Type identified on any schedule attached to the Transactions Terms Letter, which mortgage loan may be either a Dry Mortgage Loan or a Wet Mortgage Loan.

Mortgaged Property: The real property or other Cooperative Loan collateral securing repayment of the debt evidenced by a Mortgage Note.

Permitted Non-Qualified Mortgage Loan: A Jumbo Interest Only Mortgage Loan, Jumbo High DTI Mortgage Loan, Jumbo Asset Depletion Mortgage Loan or an Interest Only Mortgage Loan.

5.2 adding the following definitions in their proper alphabetical order:

Assignment of Proprietary Lease: The specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Loan.

Bond Loan – 2nd Lien: Unless defined otherwise in the Transactions Terms Letter, a second lien mortgage loan (i) that was originated and underwritten in accordance with a qualifying local or state governmental homeownership program administered by a Housing Finance Agency (as defined under 24 CFR 266.5) and (ii) with respect to which Seller has obtained a Purchase Commitment on or prior to the related Purchase Date.

Cooperative Agency Mortgage Loan: An Agency Eligible Mortgage Loan that is a Cooperative Loan.

Cooperative Corporation: With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

Cooperative Jumbo Mortgage Loan: A Jumbo Mortgage Loan that is a Cooperative Loan.

Cooperative Loan: A mortgage loan that is secured by a first lien on and perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

Cooperative Project: With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

Cooperative Shares: With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a Stock Certificate.

Cooperative Unit: With respect to a Cooperative Loan, a specific unit in a Cooperative Project.

HomePath Mortgage Loan: Unless otherwise defined in the Transactions Terms Letter, a Mortgage Loan that fully conforms to Fannie Mae’s HomePath mortgage loan program (as such program is amended, supplemented or otherwise modified, from time to time), and is referred to as a “HomePath Mortgage” by Fannie Mae; provided, that such HomePath mortgage loan is not a “HomePath Renovation Mortgage” pursuant to the terms of such HomePath mortgage loan program.

HomePath Renovation Mortgage Loan: Unless otherwise defined in the Transactions Terms Letter, a Mortgage Loan that fully conforms to Fannie Mae’s HomePath mortgage loan program (as such program is amended, supplemented or otherwise modified, from time to time), and is referred to as a “HomePath Renovation Mortgage” by Fannie Mae pursuant to the terms of such HomePath mortgage loan program.

HomeStyle Renovation Mortgage Loan: Unless otherwise defined in the Transactions Terms Letter, a Mortgage Loan that fully conforms to Fannie Mae’s HomeStyle Renovation mortgage loan program (as such program is amended, supplemented or otherwise modified, from time to time), and is referred to as a “HomeStyle® Renovation Mortgage” by Fannie Mae.

Jumbo Asset Depletion Mortgage Loan: A first lien mortgage loan that (a) is not a Qualified Mortgage and (b) was originated by Seller or a third party originator and acquired by Seller in accordance with Seller’s origination and/or underwriting guidelines, taking into account the related Mortgagor’s documented and qualifying income from existing assets other than wages and salaries.

Jumbo High DTI Mortgage Loan: A Jumbo Mortgage Loan which meets the criteria set forth in the Transactions Terms Letter.

Jumbo High LTV Mortgage Loan: A Jumbo Mortgage Loan which meets the criteria set forth in the Transactions Terms Letter.

Jumbo Interest Only Mortgage Loan: A Jumbo Mortgage Loan that is an Interest Only Mortgage Loan.

Jumbo Non-Warrantable Condo Mortgage Loan: Any first lien mortgage loan as to which the related Mortgaged Property constitutes a condominium unit that was not originated in compliance with, or no longer satisfies the requirements of, the applicable Agency guidelines.

Proprietary Lease: The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

Recognition Agreement: An agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

Stock Certificate: With respect to a Cooperative Loan, the certificates evidencing ownership of the Cooperative Shares issued by the Cooperative Corporation.

Stock Power: With respect to a Cooperative Loan, an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative Corporation.

TILA-RESPA Integrated Disclosure Rule: The Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, adopted by the Consumer Financial Protection Bureau, which is effective for residential mortgage loan applications received on or after October 3, 2015.

SECTION 6.     Representations and Warranties. Exhibit L to the Existing Master Repurchase Agreement is hereby amended by:

6.1 deleting the first paragraph in its entirety and replacing it with the following:

Representations and Warranties Concerning Purchased Assets. Seller represents and warrants to and covenants with Buyer that the following are true and correct with respect to each Purchased Asset as of the related Purchase Date through and until the date on which such Purchased Asset is repurchased by Seller. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty as to such Purchased Assets.

6.2 deleting clauses (i), (j), (l), (o), (s) and (t) in their entirety and replacing them with the following, respectively:

(i)

Original Terms Unmodified. The terms of the Mortgage Note (and the Proprietary Lease, the Assignment of Proprietary Lease and Stock Power with respect to each Cooperative Loan) and Mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to Custodian; provided, that none of the payment terms, interest rate, maturity date or other material terms have been impaired, waived, altered or modified in any respect. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage Loan File delivered to Custodian.

(j)

No Defenses. The Mortgage Loan (and the Assignment of Proprietary Lease to each Cooperative Loan) is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. Seller has no knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

(l)

No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note, and no event has occurred that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration; and with respect to each Cooperative Loan, there is no default in complying with the terms of the Mortgage Note, the Assignment of Proprietary Lease and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and Seller has the right under the terms of the Mortgage Note, Assignment of Proprietary Lease and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor.

(o)

Location and Type of Mortgaged Property. The Mortgaged Property consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or such other dwelling(s) conforming with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings or conforming to underwriting guidelines acceptable to Buyer in its sole discretion; provided that no residence or dwelling is a condominium unit or Cooperative Unit (unless the related Mortgage Loan (i) was originated in compliance with the Agency Guides or (ii) is a Jumbo Non-Warrantable Condo Mortgage Loan), a mobile home, a manufactured home (other than a manufactured home that meets the criteria set forth in the definition of Manufactured Home Loan) or a cooperative apartment. No Mortgage Loan is secured by a multi-family, mixed-use or commercial property, nor is any portion of the Mortgaged Property used for commercial purposes.

(s)

No Future Advances. The full original principal amount of each Mortgage Loan, net of any discounts, has been fully advanced or disbursed to the Mortgagor named therein, except with respect to specific mortgage products agreed upon by Buyer in writing. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage. With respect to any Mortgage Loan, the terms of which require the Seller to make additional advances or disbursements to or on behalf of the Mortgagor named therein after the date of origination, Seller has made all such advances and disbursements in accordance with the terms of the Mortgage and/or the terms and conditions of the related mortgage loan program, and such additional amounts have been advanced or disbursed from Seller’s own funds and not from the funds representing any Purchase Price paid by Buyer to Seller hereunder. For all Mortgage Loans other than specific mortgage products agreed upon by Buyer in writing, there is no requirement for future advances and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been satisfied.

(t)

Ownership. Seller owns and has full right to sell the Asset to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell each Asset pursuant to this Agreement and following the sale of each Asset, Buyer will own such Asset (and with respect to any Cooperative Loan, the sole owner of the related Assignment of Proprietary Lease) free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.

6.3 adding the following clauses:

(iii)

Cooperative Loan: Valid First Lien. With respect to each Cooperative Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note and lease, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the security interest. There are no liens against or security interests in the cooperative shares relating to each Cooperative Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Cooperative Loan), which have priority equal to or over Seller’s security interest in such Cooperative Shares.

(jjj)

Cooperative Loan: Compliance with Law. With respect to each Cooperative Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a “cooperative housing corporation” within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property.

(kkk)

Cooperative Loan: No Pledge. With respect to each Cooperative Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Proprietary Lease. With respect to each Cooperative Loan, (i) the term of the related Proprietary Lease is longer than the term of the Cooperative Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by Aztech Document Systems, Inc. as of the date hereof or includes provisions which are no less favorable to the lender than those contained in such agreement.

(lll)

Cooperative Loan: Acceleration of Payment. With respect to each Cooperative Loan, each Assignment of Proprietary Lease contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the material benefits of the security provided thereby. The Assignment of Proprietary Lease contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Cooperative Unit is transferred or sold without the consent of the holder thereof.

(mmm)

TRID Compliance. To the extent applicable, effective with respect to applications taken on or after October 3, 2015, each Mortgage Loan was originated in compliance with the Consumer Financial Protection Bureau’s TILA-RESPA Integrated Disclosure Rule.

SECTION 7.     Required Agency Documents. Exhibit M to the Existing Master Repurchase Agreement is hereby amended by deleting such exhibit in its entirety.

SECTION 8.     Fees and Expenses. Seller hereby agrees to pay to Buyer, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 9.     Conditions Precedent. This Amendment shall become effective as of the date hereof upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of Buyer and Seller.

SECTION 10.     Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 11.     Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 12.     Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 13.     GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Buyer

By:	/s/ Adam Robitshek
	Name:	Adam Robitshek
	Title:	Vice President

UNITED SHORE FINANCIAL SERVICES, LLC, as Seller

By:
Name:
Title:

Signature Page to Amendment No. 2 to Master Repurchase Agreement

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Buyer

By:
Name:
Title:

UNITED SHORE FINANCIAL SERVICES, LLC, as Seller

By:	/s/ Timothy J. Forrester
	Name:	Timothy J. Forrester
	Title:	CFO & EVP

Signature Page to Amendment No. 2 to Master Repurchase Agreement